Exhibit 10.2

SALLY BEAUTY HOLDINGS 2007 OMNIBUS INCENTIVE PLAN

STOCK OPTION AGREEMENT
FOR EMPLOYEES

Optionee:

Total Shares Subject to Option:

Option Exercise Price Per Share:

Date of Grant:	April 26, 2007

Vesting Commencement Date:	September 30, 2006

Expiration Date:	April 26, 2017

Type of Stock Option:	Non-Statutory Stock Option

1.             Grant of Option.  Sally Beauty Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to the optionee named above (the “Optionee”) an option (the “Option”) to purchase the total number of shares of Common Stock set forth above (the “Shares”) at the exercise price per Share set forth above (the “Exercise Price”), in accordance with this Stock Option Agreement (“Option Agreement”) and subject to the terms and conditions of the Sally Beauty Holdings 2007 Omnibus Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference.  Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

2.             Vesting; Time of Exercise.  Subject to the terms and conditions of the Plan and this Option Agreement, the Option shall vest and become exercisable in the following cumulative installments, as follows:

(a)           Twenty-five percent (25%) of the Shares shall be exercisable at any time on or after the day immediately preceding the first anniversary of the vesting commencement date set forth above (the “Vesting Commencement Date”);

(b)           Up to an additional twenty-five percent (25%) of the Shares shall become exercisable at any time on or after the day immediately preceding the second anniversary of the Vesting Commencement Date;

(c)           Up to an additional twenty-five percent (25%) of the Shares shall become exercisable at any time on or after the day immediately preceding the third anniversary of the Vesting Commencement Date; and

(d)           The remaining Shares shall become exercisable at any time on or after the day immediately preceding the fourth anniversary of the Vesting Commencement Date.

If an installment covers a fractional Share, such installment will be rounded to the next highest Share, except the final installment, which will be for the balance of the total Shares; provided, that, absent the occurrence of an Adjustment Event as described in Section 4.4 of the Plan, the Optionee shall in no event be entitled under the Option to purchase a number of shares of Common Stock greater than the “Total Shares Subject to Option” indicated above.  Unless Otherwise provided in the Plan or this Option Agreement, the Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.  Unless otherwise provided below, upon the effective date of an Optionee’s termination of service the unvested portion of the Optionee’s Option under this Option Agreement shall be forfeited.

If the Optionee’s service with the Company or any Subsidiary is terminated as a result of the Optionee’s Retirement and the Optionee does not agree to be bound by the restrictions of Section 5.5 of the Plan, then the Option shall be exercisable only to the extent that the Optionee could exercise it on the date of his or her Retirement.  If the Optionee’s service with the Company or any Subsidiary is terminated as a result of the Optionee’s Retirement and the Optionee agrees to be bound by the restrictive covenants of Section 5.5 of the Plan for the three-year period following Optionee’s Retirement then Optionee will continue to vest in the portion of the Option that was not vested and exercisable as of the date of the Optionee’s Retirement for the three-year period following Optionee’s Retirement as if the Optionee’s service had not terminated, unless Optionee violates the any of the restrictive covenants of Section 5.5 of the Plan during such three-year period.  If, in the sole discretion of the Committee, the Optionee violates one of the restrictive covenants of Section 5.5 of the Plan during the three-year period following Optionee’s Retirement, then all Options, whether or not vested, shall be immediately forfeited and cancelled as of the date of such violation.  If the Optionee’s service with the Company or any Subsidiary is terminated as a result of the Optionee’s death or Disability then the Optionee shall, in addition to the portion of the Option in which the Optionee was vested as of the effective date of any such termination of service, vest in that portion of the Option that becomes vested and exercisable on the next vesting date following the effective date of the Optionee’s termination of service as a result of the Optionee’s death or Disability.  If the Optionee voluntarily terminates service for any other reason the Option shall be exercisable only to the extent the Optionee was vested on the effective date of such termination of service.  Unless, as described in Section 9.2 of the Plan, an Alternative Award replaces this Option, this Option shall become fully vested and exercisable upon the occurrence during the term of this Option Agreement of a Change in Control.  If the Optionee’s service is terminated for Cause then all Options shall be immediately forfeited and cancelled as of the date of such termination.

3.             Exercise of Option.

(a)           Right to Exercise.  The Option shall be exercisable in accordance with the vesting provisions contained in Section 2 of this Option Agreement and with the other applicable provisions of the Plan and this Option Agreement.  The Option shall be subject to the provisions of Article IX of the Plan relating to the exercisability or termination of the Option in the event of a Change in Control.

(b)           Method of Exercise.  The Option shall be exercisable only by delivery to the Company of an executed Stock Option Exercise Notice (the “Exercise Notice”) in the form attached hereto as Exhibit A, or in such other form approved by the Committee, which shall state the Optionee’s election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Committee or necessary to comply with securities and other applicable laws. The Exercise Notice shall be signed by the Optionee and shall be delivered to the Company by such method as may be permitted by the Committee, accompanied (in any case) by payment of, or provision for the payment of, the Exercise Price for each Share covered by the Exercise Notice, as described in Section 4 of this Option Agreement.  The Option shall be deemed to be exercised to the extent provided in the Exercise Notice upon receipt by the Company of such written Exercise Notice and the Exercise Price.

(c)           Issuance of Shares.  If the Exercise Notice and payment are in a form and substance satisfactory to the Company (or its counsel), and the Optionee or any other person permitted to exercise the Option has complied with Section 5 of this Option Agreement, the Company shall issue or cause the issuance of, in the name of the Optionee or Optionee’s legal representative, the Shares purchased by such exercise of the Option.

4.             Method of Payment. The Optionee’s delivery of the signed Exercise Notice to exercise the Option (in whole or in part) shall be accompanied by full payment of the Exercise Price for the Shares being purchased.  Payment for the Shares may be made in cash (by check) or at the election of the Optionee and where permitted by law in one or more of the following methods: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee elects to exercise the Stock Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee elects to exercise the Stock Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (iii) in any other form of valid consideration that is acceptable to the Committee in its sole discretion; provided, however, that such other form of consideration is not otherwise prohibited by the Plan or this Option Agreement; or (iv) by any combination of the foregoing.  Notwithstanding the foregoing, the forms of payment provided in (i) or (ii) above shall not be available to any Optionee who is a member of the Board or an Executive Officer of the Company if any such form of payment would be treated as a personal loan prohibited under Section 13(k) of the Exchange Act, and Optionee shall not provide for payment of the Exercise Price for the Shares being purchased by surrendering for cancellation shares of Common Stock owned by the Optionee at the Fair Market Value per share at the time of exercise.

5.             Tax Withholding Obligations.  No Shares shall be delivered to the Optionee, or any other person permitted to exercise the Option, pursuant to the exercise of the Option until the Optionee or such other person has made arrangements acceptable to the Committee or its designee for the satisfaction of all applicable income tax, employment tax, and social security tax withholding obligations, including obligations incident to the receipt of Shares.  Upon exercise of the Option, the Company or the Optionee’s employer may offset or withhold (from any amount owed by the Company or the Optionee’s employer to the Optionee) or collect from the Optionee, or such other person, an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

6.             Termination or Change of Service.

(a)           Post-Termination Exercise.  Subject to the provisions of Sections 7 and 8 of this Option Agreement, if the Optionee’s service with the Company or any Subsidiary terminates, other than as described in Section 6(b) of this Option Agreement, the Optionee may, to the extent otherwise so entitled at the date of Optionee’s termination of service (the “Termination Date”), exercise the Option until the 60th day following the Optionee’s Termination Date (the “Post-Termination Exercise Period”).  Upon termination of the Optionee’s service with the Company or any Subsidiary as described in Section 6(b) of this Option Agreement, the Optionee’s right to exercise the Option shall, except as otherwise determined by the Committee, terminate concurrently with the termination of the Optionee’s service with the Company or Subsidiary.  In no event may the Option be exercised later than the Expiration Date set forth on the first page of this Option Agreement.  In the event of the Optionee’s change in status from Employee, non-employee director or Consultant to any other status of Employee, non-employee director or Consultant, the Option shall remain in effect and, except to the extent otherwise determined by the Committee, continue to vest.  Except as provided in Sections 7 and 8 of this Option Agreement, to the extent that the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option within the Post-Termination Exercise Period, the Option shall terminate.

(b)           No Post-Termination Exercise.  Unless the Committee otherwise determines, if the Optionee’s service with the Company or any Subsidiary is terminated either (i) by the Company or a Subsidiary for Cause, or (ii) if Optionee’s employment is subject to the terms of a then-effective written employment agreement between the Optionee and the Company or an affiliate, by the Optionee without compliance with, or without having any right to do so under, the terms of such employment agreement, then the Optionee’s right to exercise the Option shall immediately terminate.  For purposes of this Option Agreement, the term “Cause” for termination by the Company or a Subsidiary of the Optionee’s service with the Company or any Subsidiary shall have the meaning set forth in a then-effective written employment agreement between the Optionee and the Company or such Subsidiary or, in the absence of such a definition in a then-effective written employment agreement (in the determination of the Committee), shall mean Cause as otherwise provided in the Plan.  The Committee shall have discretion for the purposes of this Option Agreement to determine whether any termination of service by the Optionee is in compliance with, or is in accordance with any right to terminate, under the terms of a then-effective written employment agreement.

7.             Retirement. If the Optionee’s service with the Company or any Subsidiary terminates as a result of the Optionee’s Retirement and the Optionee does not agree to be bound by the restrictive covenants of Section 5.5 of the Plan then the Optionee may exercise the Option until the earlier of (i) the twelve-month anniversary of the effective date of the Optionee’s termination of service as a result of the Optionee’s Retirement, or (ii) the Expiration Date.  If the Optionee’s service with the Company or any Subsidiary terminates as a result of the Optionee’s Retirement and the Optionee agrees to be bound by the restrictive covenants of Section 5.5 of the Plan then the Optionee will continue to vest in the Options pursuant to the provisions of Section 2(d)

of this Option Agreement and the Optionee may exercise the Option until the earlier of (i) 60 days following the earlier of (A) the third anniversary of the Optionee’s Retirement, or (B) the twelve-month anniversary following the Optionee’s death, or (ii) the Expiration Date.

8.             Death or Disability.  In the event of the termination of the Optionee’s service with the Company or any Subsidiary as a result of the Optionee’s death or Disability the Optionee, the Optionee’s estate, or any person who acquired the right to exercise the Option by bequest or inheritance, as applicable, may, to the extent the option was vested on the effective date of the Optionee’s death or Disability, notwithstanding any additional Options which vested pursuant to the terms of Section 2(d) of this Option Agreement as a result of the Optionee’s death or Disability, exercise the Option until the earlier of (i) the twelve-month anniversary of the effective date of the Optionee’s termination of service as a result of the Optionee’s death or Disability, or (ii) the Expiration Date.  To the extent the Optionee vests in additional Options as a result of the Optionee’s death or Disability pursuant to the terms of Section 2(d) of this Option Agreement, such additional vested Options may be exercised until the twelve-month anniversary of the effective date of the Optionee’s termination of service as a result of the Optionee’s death or Disability regardless of whether such anniversary occurs after the Expiration Date.

9.             Transferability of Option.  Neither the Option nor any of the Optionee’s rights under this Option Agreement may be transferred or assigned in any manner other than by will or by the law of descent and distribution or as may otherwise be permitted by the Committee or by the terms of the Plan.  The Option and those rights may be exercised during the lifetime of the Optionee only by the Optionee.

10.           Tax Consequences.  Set forth below is a brief summary, as of the Date of Grant, of some of the federal tax consequences of exercise of the Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(a)           Exercise of Non-Qualified Stock Option.  There may be a regular federal income tax liability upon the exercise of the Option.  The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.  If the Optionee is an Employee or former Employee, the Company will be required to withhold from the Optionee’s compensation or collect from the Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(b)           Disposition of Shares.  If the Shares are held for at least one year before disposition, any gain on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

11.           Term of Option.  Except as may otherwise be provided under the Plan in connection with the termination of Optionee’s employment as a result of the Optionee’s death or Disability, the Option may be exercised no later than the Expiration Date or such earlier date as otherwise provided in this Option Agreement.

12.           Entire Agreement; Governing Law.  The Plan and this Option Agreement (with the Exercise Notice, if the Option is exercised) constitute the entire agreement of the Company and the Optionee (collectively the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Parties.  Notwithstanding any language in this Agreement to the contrary, to the extent of any conflict between this Agreement and any written employment agreement with Optionee, the terms of such employment agreement shall control.  Nothing in the Plan and this Option Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties.  The Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware, to the rights and duties of the Parties.  Should any provision of the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

13.           Interpretive Matters.  Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.  The term “include” or “including” does not denote or imply any limitation.  The captions and headings used in this Option Agreement are inserted for convenience and shall not be deemed a part of the Option or this Option Agreement for construction or interpretation.

14.           Notice.  Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earliest of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Option Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 14.

SALLY BEAUTY HOLDINGS, INC.
By:
Title:

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE HEREIN, THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE OPTIONEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT OR THE PLAN SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO FUTURE GRANTS OR CONTINUATION OF THE OPTIONEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE RIGHT OF THE OPTIONEE’S EMPLOYER TO TERMINATE OPTIONEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE OPTIONEE ACKNOWLEDGES THAT UNLESS THE OPTIONEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE OPTIONEE’S STATUS IS AT-WILL.

The Optionee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions hereof and thereof.  The Optionee has reviewed this Option Agreement, the Plan, and the Exercise Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understands all provisions of this Option Agreement, the Plan and the Exercise Notice.  The Optionee further agrees to provide the Company with such information as the Company considers necessary for the administration of this Option Agreement.

Dated:	Signed:
Optionee

EXHIBIT A

SALLY BEAUTY HOLDINGS 2007 OMNIBUS INCENTIVE PLAN

STOCK OPTION EXERCISE NOTICE

This Stock Option Exercise Notice (“Exercise Notice”) is made this      day of                , 20     between Sally Beauty Holdings, Inc. (the “Company”), and the optionee named below (the “Optionee”) pursuant to the Sally Beauty Holdings 2007 Omnibus Incentive Plan (the “Plan”).  Unless otherwise defined herein, the capitalized terms used in this Exercise Notice shall have the meaning ascribed to them in the Plan and in the Stock Option Agreement (“Option Agreement”) to which this Exercise Notice relates.

Award Number:

Optionee:

Number of Shares Purchased:

Option Exercise Price Per Share:

Aggregate Purchase Price:

Date of Grant:

Vesting Commencement Date:

Type of Stock Option:                            Non-Qualified Stock Option

The Optionee hereby delivers to the Company the Aggregate Purchase Price set forth above (“Aggregate Purchase Price”) in cash as indicated below or to the extent provided for in the Option Agreement and approved by the Committee by accepting this Exercise Notice, as follows (as applicable, check and complete):

in cash in the amount of $                , receipt of which is acknowledged by the Company;

through a “same-day-sale” commitment, delivered herewith, from the Optionee and the NASD Dealer named therein in the amount of $                            ;

through a “margin” commitment, delivered herewith, from the Optionee and the NASD Dealer named therein in the amount of $                          ;

The Company and the Optionee (the “Parties”) hereby agree as follows:

1.             Purchase of Shares.  On this date and subject to the terms and conditions of this Exercise Notice, the Optionee hereby exercises the Option granted in the Option Agreement between the Parties, dated as of the Date of Grant set forth above, with respect to the Number of Shares Purchased set forth above of the Common Stock (the “Shares”) at the Aggregate

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Purchase Price equal to the Option Exercise Price Per Share set forth above multiplied by the Number of Shares Purchased set forth above.  The term “Shares” refers to the Shares purchased under this Exercise Notice and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares.

2.             Representations of the Optionee.  The Optionee represents and warrants to the Company that the Optionee has received, read and understood the Plan, the Option Agreement and this Exercise Notice and agrees to abide by and be bound by their terms and conditions.

3.             Rights as Stockholder.  Until Optionee receive evidence of the issuance of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  To the extent the Optionee exercises the Option pursuant to the execution and delivery of this Exercise Notice, the Company shall issue to Optionee the shares of Common Stock covered by this Exercise Notice.  Evidence of the issuance of the shares of Common Stock purchased pursuant to the exercise of the Option may be accomplished in such manner as the Company or its authorized representatives shall deem appropriate including, without limitation, electronic registration, book-entry registration or issuance of a certificate or certificates in the name of the Optionee or in the name of such other party or parties as the Company and its authorized representatives shall deem appropriate.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Optionee receives evidence of the issuance of the Shares.

In the event the shares of Common Stock issued pursuant to the exercise of this Option remain subject to any additional restrictions, the Company and its authorized representatives shall take such actions as the Company, or its authorized representative, deems appropriate to ensure that the Optionee is prohibited from entering into any transaction, which would violate any such restrictions, until such restrictions lapse.

4.             Tax Withholding Obligations.  The Optionee agrees to satisfy all applicable federal, state and local income, employment and other tax withholding obligations and herewith delivers to the Company the amount necessary, or has made arrangements acceptable to the Company, to satisfy such obligations as provided in the Plan and the Option Agreement.

5.             Tax Consequences.  The Optionee understands that he or she may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares.  The Optionee represents that the Optionee has consulted with any tax consultant(s) he or she deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6.             Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and permitted assigns.

7.             Interpretive Matters.  Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.  The term “include” or “including” does not denote or imply any limitation.  The captions and headings used in this Exercise Notice are inserted for

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convenience and shall not be deemed a part of this Exercise Notice for construction or interpretation.

8.             Entire Agreement; Governing Law.  This Exercise Notice, with the Plan and the Option Agreement, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Parties.  Nothing in this Exercise Notice or in the Plan or the Option Agreement (except as expressly provided herein or therein) is intended to confer any rights or remedies on any person other than the Parties.  This Exercise Notice (like the Plan and the Option Agreement) is to be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties.  Should any provision of the Plan, the Option Agreement, or this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law, and the other provisions shall nevertheless remain effective and shall remain enforceable.

9.             Notice.  Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in the Option Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 10.

10.           Further Instruments.  Each Party agrees to execute such further instruments and to take such further action as may be necessary or reasonably appropriate to carry out the purposes and intent of this Exercise Notice.

Submitted by:		Accepted by:

OPTIONEE:		SALLY BEAUTY HOLDINGS, INC.
(Print Name)

By:
(Signature)		Its:

Dated:		Dated:

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